SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2004

SHILOH INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 202, 103 Foulk Road, Wilmington, Delaware	19803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 656-1950

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant

On February 6, 2004, the Audit Committee of the Board of Directors of Shiloh Industries, Inc. (the “Company”) engaged Deloitte & Touche LLP as the Company’s independent auditors to audit the consolidated financial statements of the Company for its fiscal year ending October 31, 2004.

During the fiscal years ended October 31, 2003 and 2002 and in the subsequent interim period from November 1, 2003 through and including February 5, 2004, neither the Company nor anyone on its behalf consulted Deloitte & Touche LLP regarding either (i) the application of accounting principles to any specified transaction (completed or proposed) or the type of audit report that might be rendered on the Company’s consolidated financial statements or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or any reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SHILOH INDUSTRIES, INC.

By:	/s/ Stephen E. Graham
Stephen E. Graham
Chief Financial Officer

Date: February 6, 2004